VALIC COMPANY I

ARTICLES OF AMENDMENT

	VALIC COMPANY I, a Maryland corporation
registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

	FIRST:   	The charter of the Corporation (the
"Charter") is hereby amended by changing the name of the series of common stock, par value $.01 per share (the "Common Stock"), of the Corporation designated as "International Growth I Fund" to "International Growth Fund." Any references to the International Growth I Fund in the Charter shall be changed to International Growth Fund.

	SECOND:	The Charter is hereby further amended by
changing the name of the series of Common Stock designated as "Global Equity Fund" to "Emerging Economies Fund." Any references to the Global Equity Fund in the Charter shall be changed to Emerging Economies Fund.

      THIRD: 	The amendment to the Charter as set
forth above has been duly approved by a majority of the entire Board of Directors, and the amendment is limited to a change expressly authorized by section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

	FOURTH: 	These Articles of Amendment shall
become effective at 5:00 p.m. on the 30th day of September, 2011.

            FIFTH:  	The undersigned Vice President and
Secretary acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



[SIGNATURE PAGE FOLLOWS]



      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on this 20th day of September 2011.


ATTEST:						VALIC
COMPANY I



/s/ SHANA L. WALKER			By: /s/ NORI L. GABERT
Shana L. Walker
					Nori L. Gabert
Assistant Secretary
					Vice President & Secretary





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BA0-293392


BA0-293392 (Venable LLP)